                                                                    Exhibit 24.1

                           DIRECTOR AND/OR OFFICER OF
                               PENTON MEDIA, INC.

                       REGISTRATION STATEMENT ON FORM S-4

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of Penton Media, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Thomas L. Kemp, Daniel J. Ramella, Joseph G. NeCastro and Preston L. Vice, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") one or more Registration Statement(s) on Form S-4 relating to the registration of the Company's 10 3/8% Senior Subordinated Notes due 2011, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

                  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

                 Executed as of this 25th day of September 2001.


/s/ Thomas L. Kemp                       /s/ R. Douglas Greene                 /s/ Richard B. Swank
------------------------                 ------------------------              ------------------------
Thomas L. Kemp                           R. Douglas Greene                     Richard B. Swank
Chief Executive Officer & Director       Director                              Director


/s/ Joseph G. NeCastro                   /s/ King W. Harris                    /s/ Paul W. Brown
------------------------                 ------------------------              ------------------------
Joseph G. NeCastro                       King W. Harris                        Paul W. Brown
Chief Financial Officer & Treasurer      Director                              Director


/s/ Jocelyn A. Bradford                  /s/ Daniel J. Ramella                 /s/ John J. Meehan
------------------------                 ------------------------              ------------------------
Jocelyn A. Bradford                      Daniel J. Ramella                     John J. Meehan
Vice President & Controller              Director                              Director


/s/ William B. Summers                   /s/ Edward J. Schwartz                /s/ David B. Nussbaum
------------------------                 ------------------------              ------------------------
William B. Summers                       Edward J. Schwartz                    David B. Nussbaum
Director                                 Director                              Director


/s/ William J. Friend                    /s/ Don E. Schultz
------------------------                 ------------------------
William J. Friend                        Don E. Schultz
Director                                 Director